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                                                                      Exhibit 23


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Biscayne Apparel, Inc. and Subsidiaries on Form S-8 and S-3 of our report dated March 6, 1998, except for Note 7, for which the date is March 25, 1998, on our audits of the consolidated financial statements and financial statement schedules of Biscayne Apparel, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.



Parsippany, New Jersey
March 25, 1998